RESTRICTED STOCK AWARD
                             ----------------------


         THIS STOCK AWARD ("Award") is granted this third day of January, 2005 by Westell Technologies, Inc., a Delaware corporation ("Westell Technologies") to _______________ (the "Executive").

         WHEREAS, Westell Technologies is of the opinion that its interests will be advanced by granting Executive a proprietary interest in Westell Technologies, thus providing Executive with a more direct stake in Westell Technologies' welfare and creating a closer relationship between Executive's interests and those of Westell Technologies;

         NOW, THEREFORE, in consideration of services rendered to Westell Technologies by the Executive and the services and other conditions required hereunder, Westell Technologies hereby grants this Award to Executive pursuant to the WESTELL TECHNOLOGIES, INC. 2004 STOCK INCENTIVE PLAN on the terms expressed herein.

         1. Stock Award. Westell Technologies hereby grants to Executive an award of ___________shares of Class A common stock of Westell Technologies (the "Award Shares"), subject to the forfeiture and nontransferability provisions set forth in Sections 2 and 3, respectively, and the other terms and conditions set forth herein.

         2. Restrictions. Except for such proportions as shall have been released pursuant to Section 4 from the forfeiture period set forth in Section 3, the Executive shall not sell, assign, transfer, convey, pledge, hypothecate, encumber, donate or otherwise dispose of any of the Award Shares under any conditions (and any disposition or attempted disposition shall be void and of no force or effect whatsoever) until June 1, 2008, at which time the Award Shares shall be released from the restrictions herein if the Executive is then an employee of Westell Technologies or its subsidiaries.

         3. Forfeiture. Except for such partial vesting as may occur pursuant to
Section 4 below, if the Executive's employment with Westell Technologies or its subsidiaries terminates prior to June 1, 2008, for any reason, whether such termination is voluntary or involuntary and whether it occurs by reason of resignation, removal, or otherwise, any Award Shares not yet vested shall be immediately forfeited and returned to Westell Technologies without any payment or other consideration for the shares. In connection therewith, Executive has executed and delivered to Westell Technologies stock powers endorsed in blank and grants Westell Technologies an irrevocable power of attorney to transfer forfeited Award Shares to Westell Technologies.

         4. Vesting. (a) On June 1, 2008, all of the Award Shares shall become vested and nonforfeitable if Executive is then an employee of Westell Technologies or its subsidiaries.

     (b) In the event of termination of employment with Westell Technologies or its subsidiaries prior to June 1, 2008 by reason of death, Disability or termination by Executive's employer without Cause, a number of Award Shares shall vest equal to the number of Award Shares granted hereunder multiplied by a fraction, the numerator of which is the number of months (including fractions thereof) that have elapsed from and including January 1, 2005 through and including the date of termination and the denominator of which is forty-one
(41). Employment shall not be deemed terminated merely because Executive's employment may change from Westell Technologies or a subsidiary thereof to another of those companies.

     (c) Disability" shall be deemed to exist upon expiration of any applicable waiting period for Executive's eligibility for benefits under any long term disability plan maintained Westell Technologies, Inc. or in the absence of such a plan, in a manner consistent with Westell's policies.

     (d) "Cause" shall have the same definition as set forth in Executive's employment or severance agreements with Westell Technologies or a subsidiary thereof, or, in the absence of an employment agreement or severance agreement containing such definition, then Cause shall mean termination of Executive's employment by Westell Technologies' or its subsidiary employing Executive because of: (i) the continued failure of the Executive to comply timely (when action is required in the interest of Westell Technologies and its subsidiaries or their commitments), with specific directions of the Board of Executive's employer after a cure period determined by that Board, as communicated in a written notice from that Board or appropriate senior officer, which notifies him of the specific failure to comply; or the taking of any action contrary to specific direction of such Board, or (ii) failure to comply with written policies of Westell Technologies or its subsidiaries regarding expenditure authority or otherwise, or iii) the engaging by the Executive in willful, reckless or grossly negligent misconduct which, in the good faith determination of the Board of Executive's employer, is materially injurious to the Westell Technologies and its subsidiaries, their clients or their reputations, monetarily or otherwise, or (iv) the aiding or abetting a competitor or other breach by the Executive of his fiduciary duty of loyalty to Westell Technologies and its subsidiaries; or (v) a breach (other than an immaterial and inadvertent breach) by Executive of his obligations of confidentiality or nondisclosure or (if applicable) any breach of his obligations of noncompetition or nonsolicitation under any written agreement in effect between Executive and Westell Technologies or its subsidiaries; or (vi) unlawful use or possession of illegal drugs on the premises of Westell Technologies or its subsidiaries; or
(vii) conviction of Executive or pleading guilty or no contest to any felony or crime involving moral turpitude.

         5. Legend. Certificates representing the Award Shares (and any shares received in respect of the Award Shares as contemplated by Paragraph 7) shall bear a legend as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED JANUARY 3, 2005, A COPY OF SUCH



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

          AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         6. Dividends. Executive shall be entitled to receive and retain all dividends and other distributions paid on the Award Shares granted under this Award that have not been forfeited. Executive shall not be entitled to receive any dividends or other distributions on any Award Shares that are paid after the Award Shares have been forfeited.

         7. Adjustments and Certain Distributions. In the event that, prior to the termination of the restrictions hereunder on all the Award Shares, Westell Technologies shall have effected one or more stock splits, stock dividends or other increases of its common stock outstanding without receiving consideration therefor, all stock received by Executive in respect of the Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture. In addition, any stock or other securities of any Westell Technologies subsidiaries received by Executive in respect of any Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture.

         8. Non-Transferability. This Award and the rights and privileges conferred by this Award are personal to Executive and shall not, until vested, be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered or donated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

         9. Withholding Taxes. Not withstanding anything to the contrary in this Award, the lapse of restrictions on the Award Shares is further conditioned on any applicable withholding taxes having been collected by lump sum payroll deduction or by direct payment by the Executive to Westell Technologies. If Executive does not make such payment when requested, Westell Technologies may refuse to deliver the Award Shares and to remove the legend on the Award Shares unless and until arrangements satisfactory to Westell Technologies for such payment have been made.

         10. Not a Contract of Employment. This Award does not entitle Executive to be employed by Westell Technologies or its subsidiaries for any specific period of time.



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

         IN WITNESS WHEREOF, Westell Technologies has caused this Award to be granted on the date first above written.

                                       Westell Technologies, Inc.


                                       By:
                                          --------------------------------------
                                       Title______________________________

ACCEPTED:

-------------------------------



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

ASSIGNMENT SEPARATE FROM CERTIFICATE

             ASSIGNMENT OF RESTRICTED STOCK THAT HAS BEEN FORFEITED
                   UNDER TERMS OF JANUARY 3, 2005 STOCK AWARD

     FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to Westell Technologies, Inc., ________________________shares of Class A Common Stock of Westell Technologies, Inc., standing in the name of the undersigned on the books of the corporation represented by Certificate No. ____________, and does hereby irrevocably constitute and appoint ________________ to transfer said stock on the books of the corporation with full power of substitution in the premises.

         Dated:  _____________________________


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